UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The information set forth below under Item 8.01 is incorporated by reference into this Item 2.02.

Item 8.01.	Other Events.

Valero Energy Corporation (“Valero”) announced on April 16, 2025, that its subsidiary, Valero Refining Company-California, has submitted notice to the California Energy Commission of its current intent to idle, restructure, or cease refining operations at Valero’s Benicia Refinery by the end of April 2026. Valero continues to evaluate strategic alternatives for its remaining operations in California.

As of March 31, 2025, in connection with the evaluation of strategic alternatives for Valero’s operations in California, Valero evaluated the assets of the Benicia and Wilmington refineries for impairment and concluded that the carrying value of these assets was not recoverable. Valero recorded a combined pre-tax impairment charge of $1.1 billion for the Benicia and Wilmington refineries, which is expected to be treated as a special item and excluded from first quarter 2025 adjusted earnings. Included in this amount is the recognition of expected asset retirement obligations of $337 million as of March 31, 2025, which mainly reflects a change in the expected timing of estimated costs for certain legal obligations to retire the assets. The asset retirement obligations recorded require significant judgment and are subject to changes in the underlying assumptions.

Safe Harbor Statement

Statements contained in this Current Report on Form 8-K that state Valero’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “evaluate” “believe,” “potential,” “expect,” “should,” “estimates,” “intend,” “target,” “commitment,” “plans,” “forecast, “guidance” and other similar expressions identify forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include statements relating to Valero’s actions and operations in California, expected timing and cost of obligations, future market and industry conditions, and future operating and financial performance, among other matters. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Valero’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting Valero’s operations and financial performance or the demand for Valero’s products. These factors also include, but are not limited to, the uncertainties that remain with respect to current or contemplated legal, political or regulatory developments that are adverse to or restrict refining and marketing operations, or that impose taxes or penalties on profits, windfalls, or margins above a certain level, tariffs, global geopolitical and other conflicts and tensions, the impact of inflation on margins and costs, economic activity levels, and the adverse effects the foregoing may have on Valero’s business plan, strategy, operations, and financial performance. Other unpredictable or unknown factors not discussed in this Current Report on Form 8-K could also have material adverse effects on forward-looking statements. For more information concerning these and other factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: April 16, 2025	by:	/s/ Jason W. Fraser
Jason W. Fraser
Executive Vice President and Chief Financial Officer